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                                                                     EXHIBIT 5.1


                              BINGHAM McCUTCHEN LLP
                               150 Federal Street
                                Boston, MA 02110
                                  617-951-8000



April 26, 2004

NBC Acquisition Corp.
4700 South 19th Street
Lincoln, NE  68501-0529

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to NBC Acquisition Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4, as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) $77,000,000 aggregate principal amount of 11% Senior Discount Notes Due 2013 of the Company (the "Exchange Notes"), issued in exchange for an equal aggregate principal amount of the outstanding 11% Senior Discount Notes Due 2013 of the Company (the "Old Notes").

         The Exchange Notes are to be issued pursuant to an Indenture (the "Indenture"), dated as of March 4, 2004, by and between the Company and BNY Midwest Trust Company as the trustee thereunder (the "Trustee"). Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Indenture.

         In connection with this opinion, we have examined originals or copies of: the Registration Statement; the Registration Rights Agreement; the Indenture; the form of the Exchange Notes; resolutions duly adopted by the board of directors and/or sole stockholder, as the case may be, of the Company; and certified copies of the certificate of incorporation and by-laws of the Company, each as amended to date. In addition, we have examined such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for purposes of this opinion. The Indenture and the Exchange Notes are referred to herein collectively as the "Transaction Documents."

         We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

         For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws (other than state and local tax, antitrust, blue sky and securities laws, as to which we

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express no opinion) of the State of New York as applied by courts located in New
York; the federal laws of the United States of America (except for tax, antitrust, blue sky and securities laws, as to which we express no opinion); and the Delaware General Corporation Law, as applied by the courts of Delaware; and we express no opinion as to the laws of any other jurisdiction.

         We note that the Transaction Documents contain provisions stating that each is to be governed by the laws of the State of New York (each such contractual choice of law clause being referred to as a "Chosen-Law Provision"). Except to the extent that such a Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Transaction Documents.

         Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:


         (a) We have assumed without any independent investigation that (i) each party to, or benefited by, the Transaction Documents, other than the Company, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such Transaction Documents,
              (ii) each party to the Transaction Documents, other than the Company, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, operating agreement, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, limited liability company, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, deliver, and perform its obligations under, the Transaction Documents, and (iii) each party to the Transaction Documents, other than the Company, has duly authorized, executed, and delivered each of the Transaction Documents to which it is a party.

         (b) We have assumed without any independent investigation that (i) the Trustee is, at all times relevant thereto, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and had and has the full organizational power, authority and legal right under its governing documents and applicable laws to execute, deliver and perform its obligations under the Transaction Documents to which it is party, (ii) the Trustee has duly authorized, executed and delivered each of the Transaction Documents to which it is party; and (iii) each of the Transaction Documents to which the Trustee is party is a valid, binding and enforceable agreement of the Trustee.

         (c) The enforcement of any obligations of, or any security interest granted by, any of the Company or any other Person, whether under any of the Transaction Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, any of the Company or any other Person, whether under any of the Transaction Documents or otherwise.

         (d) The enforcement of the rights of any Person may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity), whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and, as to any rights to any applicable collateral security, will be subject to a duty to act in a commercially reasonable manner.

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         (e)  We express no opinion as to the creation, enforceability, attachment, priority of perfection of any security interest.

         (f) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

         (g) We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Transaction Documents could be affected by any failure of any party not organized in New York (i) to become authorized, under
              Article 13 of the New York Business Corporation Law, to do business in the New York, or (ii) to become authorized, under
              Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

         (h) We express no opinion as to the enforceability of any particular provision of the Transaction Documents relating to or constituting:

                  (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process;

                  (ii) waivers of rights to trial by jury, or other rights or benefits bestowed by operation of law;

                  (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims;

                  (iv)     the grant of powers of attorney or proxies;

                  (v) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603, or other relevant provisions of the applicable UCC;

                  (vi) provisions in the Transaction Documents rendered ineffective or unenforceable by Sections 9-406, 9-407, or 9-408 of the applicable UCC;

                  (vii) exculpation or exoneration clauses, clauses relating to indemnification or contribution, and clauses relating to releases or waivers of unmatured claims or rights to the extent that any thereof may be deemed to violate applicable public policy or purport to cover violations of securities laws, or willful, reckless, criminal, or unlawful acts, or the gross negligence of the exculpated, exonerated or indemnified party; or

                  (viii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture".

         (i) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

         Based upon the foregoing, and subject to the limitations and qualifications set forth above, we are of the opinion that:

         The Exchange Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the Old Notes in accordance with the Indenture and the Exchange Offer, will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to us under the heading "Legal matters" in the related prospectus.

                           Very truly yours,

                           /s/ BINGHAM McCUTCHEN LLP

                           BINGHAM McCUTCHEN LLP